Oasis Midstream Partners Announces Quarterly Distribution and Schedules Fourth Quarter 2018 Conference Call

Houston, Texas — February 5, 2019 — Oasis Midstream Partners LP (NYSE: OMP) (“Oasis Midstream” or the “Partnership”) today declared a quarterly cash distribution of $0.45 per unit for the fourth quarter of 2018. The distribution will be paid on February 28, 2019, to all OMP unitholders of record at the close of business February 15, 2019. The quarterly cash distribution is 5% higher than the cash distribution declared for the third quarter of 2018, and is in line with the Partnership's 20% annualized distribution growth target.

Additionally, OMP plans to announce its Fourth Quarter and Year End 2018 financial and operational results on Tuesday, February 26, 2019 after the close of trading on the NYSE. The Partnership will host a live webcast and conference call on Wednesday, February 27, 2019 at 11:30 a.m. Central Time to discuss Fourth Quarter and Year End 2018 financial and operational results.

Investors, analysts and other interested parties are invited to listen to the webcast and call:
Date:    Wednesday, February 27, 2019
Time:    11:30 a.m. Central Time
Live Webcast:     https://www.webcaster4.com/Webcast/Page/1777/29263

Sell-side analysts wishing to ask a question may use the following dial-in:
Dial-in:    888-317-6003
Intl. Dial-in:    412-317-6061
Conference ID:     5081699
Website:    www.oasismidstream.com

A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Wednesday, March 6, 2019 by dialing:

Replay dial-in:    877-344-7529
Intl. replay:    412-317-0088
Replay access:     10128591

The call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Oasis Midstream Partners and Oasis Petroleum plan to participate in the following energy conferences and investor events:
February 28:    Simmons’ 19th Annual Energy Conference – Las Vegas, NV
March 5:    Raymond James’ 40th Annual Institutional Investors Conference – Orlando, FL
March 6:    Morgan Stanley’s Global Energy & Power Conference – New York, NY

About Oasis Midstream Partners LP
Oasis Midstream is a growth-oriented, fee-based master limited partnership initially formed by Oasis Petroleum (NYSE: OAS) to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum and strategically positioned to capture volumes from other producers. Oasis Midstream's initial assets are located in the

Williston Basin area of North Dakota and Montana. For more information, please visit Oasis Midstream’s website at www.oasismidstream.com.

Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations